THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) UNDER COVER OF A REGISTRATION STATEMENT UNDER SUCH ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (ii) PURSUANT TO AN EXCEPTION FROM REGISTRATION UNDER SUCH ACT.

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON
PARAGRAPH (13) OF THE CODE SECTION 10-5-9 OF THE GEORGIA
SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT
IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT.


No. 7-97-4                                          75,000 Shares


              PERMA-FIX ENVIRONMENTAL SERVICES, INC.


        Warrant for the Purchase of Shares of Common Stock


          FOR VALUE RECEIVED, Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Company") hereby grants to Keith Fetter at 3131 Piedmont Road, Suite 205, Atlanta, Georgia 30305, or any permitted assignee (the "Holder"), the right to purchase at any time during the period commencing the 25th day of July, 1997, and ending at 5:00 p.m., Atlanta, Georgia time, on July 24, 2000 (the "Exercise Period"), up to seventy-five thousand (75,000), fully paid and nonassessable shares of the Company's common stock, $.001 par value ("Common Stock"), subject to adjustment from time to time as hereinafter provided. The purchase price for each share of Common Stock to be issued and delivered by the Company upon the exercise of this warrant is Two and 50/100 Dollars ($2.50) per share (the "Warrant Price"), subject to adjustment from time to time as hereinafter provided. This warrant and all warrants of like tenor which may be issued by the Company in exchange or substitution for or upon the transfer or partial exercise of this warrant are collectively referred to as the "Warrant." The shares of Common Stock issued upon the exercise of the Warrant are hereinafter collectively referred to as "Warrant Shares."

     1. Exercise of Warrant. This Warrant may be exercised by the Holder, in whole or in part from time to time, during the Exercise Period subject to the prior satisfaction of the provisions set forth herein. This Warrant may be exercised by the Holder delivering to the Company this Warrant and the duly executed subscription in the form set forth at the end hereof, with such subscription and Warrant being accompanied by the payment to the Company of an amount equal to the Warrant Price in effect at the date of such exercise multiplied by the total number of Warrant Shares to be pur-chased upon such exercise ("Total Warrant Price"). Payment by the Holder of the Total Warrant Price will be made by a cashier's or certified check or money order to the order of the Company. If this Warrant is exercised in part, such exercise must be for a whole number of Warrant Shares and the Holder will be entitled to receive a new Warrant covering the number of Warrant Shares for which this Warrant has not been exercised. Upon any exercise and surrender of this Warrant, the Company will (a) issue and deliver to the Holder a certificate or certificates in the name of the Holder for the largest whole number of Warrant Shares to which the Holder has purchased under this Warrant pursuant to the terms hereof; (b) in lieu of any fractional Warrant Share, deliver to the Holder cash in an amount equal to the fair value of such fractional share (calculated in such reasonable manner as the Board of Directors of the Company shall determine), and (c) deliver to the Holder such other securities and properties which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

     2. Reservation of Warrant Shares. At all times prior to the expiration of this Warrant the Company will have authorized and maintain in reserve solely for issuance upon the exercise of the Warrant the number of shares Common
     Stock and the amount of other securities and properties as from time to time are deliverable upon the exercise of this Warrant. Such authorized and reserved shares of Common
     Stock will be free and clear of all restrictions on sale or transfer (except as otherwise provided by this Warrant or as may be imposed under applicable federal and state securities laws or the applicable exchange upon which the Common Stock may be listed) and free and clear of all preemptive rights.

     3. Protection Against Dilution.

        3.1 Distribution Without Payment Therefor. If at any time or from time to time after the date of this Warrant, the Company distributes pro rata to all of the holders of its then outstanding Common Stock securities or property, other than cash, without payment therefor, then in each such case the Holder will be entitled to receive upon exercise of this Warrant the securities and property which the Holder would hold on the date of such exercise if, on the record date for such distribution, the Holder had exercised this Warrant and had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution will be mailed promptly to the Holder.

         3.2 Dividend, Division or Combination. If at any time or from time to time after the date of this Warrant, the Company (a) pays a dividend on its Common Stock in shares of Common Stock, (b) subdivides its outstanding shares of Common Stock into a greater number of shares, (c) combines its outstanding shares of Common Stock into a smaller number of shares, or (d) issues by reclassification of its Common Stock any shares of any other class of capital stock of the Company, the number of Warrant Shares and the Warrant Price in effect immediately prior to such event will be adjusted so that, upon exercise of this Warrant, the Holder shall be entitled to purchase under this Warrant, without additional consideration, the number of shares of Common Stock or other capital stock of the Company which the Holder would have owned or been entitled to purchase immediately following the happening of any of the events described above in this paragraph 3.2 had this Warrant been exercised and the Holder become the holder of record of the Warrant Shares purchased upon such exercise immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend on the effective date of such subdivision, combination or reclassification at a Warrant Price equal to the aggregate consideration which the Holder would have had to pay for such Warrant Shares immediately prior to such event divided by the number of Warrant Shares the Holder is entitled to receive immediately after such event. An adjustment made pursuant to this paragraph 3.2 will become effective immediately after the record date in the case of a dividend and will become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If as a result of an adjustment made pursuant to this paragraph 3.2, the Holder becomes entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination will be conclusive and will be described in a written notice to the Holder promptly after such adjustment) will determine the allocation of the adjusted Warrant Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

          3.2 Consolidation, Merger or Sale. In case of any consolidation or merger of the Company in which the Company is not the surviving entity, or in case of any sale or conveyance by the Company to another entity of all or substantially all of the property of the Company as an entirety or substantially as an entirety, the Holder will have the right thereafter, upon exercise of this Warrant, to receive the kind and amount of securities, cash or other property which the Holder would have owned or been entitled to receive immediately after such consolidation, merger, sale or conveyance had this Warrant been exercised in full immediately prior to the effective date of such consolidation, merger, sale or conveyance. If necessary, appropriate adjustment will be made in the application of the provisions of paragraph 3 with respect to the rights and interests of the Holder so that the provisions of paragraph 3 following such event will be correspondingly applicable, as nearly as may reasonably be, to such securities and other property. The provisions of this paragraph 3.3 will apply to successive consolidations, mergers, sales or conveyances. Notice of any such consolidation, merger, sale or conveyance, and of said provisions so proposed to be made, will be mailed to the Holder not less than twenty (20) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities will be deemed a consolidation or merger for the purposes of this paragraph 3.3.

        3.4 Adjustments. The Warrant Price will not be adjusted unless such adjustment would require an increase or decrease of at least $0.10. Any adjustments which are not required to be made pursuant to the foregoing sentence will be carried forward and taken into account in any subsequent adjustment. All calculations under paragraph 3 will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in paragraph 3 to the contrary notwithstanding, the Company will be entitled to make such reductions in the Warrant Price, in addition to those required by paragraph 3, as the Company deems to be advisable so that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders will not be taxable.

        3.5 Certification of Adjustment. Whenever the Warrant Price is adjusted as provided in paragraph 3 and upon any modification of the rights of the Holder in accordance with paragraph 3, the Chief Financial Officer of the Company will certify promptly the Warrant Price, the number of Warrant Shares after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and will cause such certificate to be delivered to the Holder.

     4. Fully Paid Shares; Taxes. The shares of the Common Stock represented by each certificate for Warrant Shares delivered upon the exercise of this Warrant will, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights. The Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the Warrant Price. The Company will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Share or certificate therefor.

     5. Piggyback Right. Subject to the terms of this paragraph 5, if at any time during the Exercise Period the Company proposes to register shares of Common Stock for public sale in a firm commitment underwriting for its own account under a Form S-1, Form S-2 or Form S-3 registration statement filed with the Securities and Exchange Commission (the "Commission"), the Company will give the Holder notice of such proposed registration at least twenty (20) calendar days prior to the filing of a registration statement. At the written request of the Holder delivered to the Company within seven (7) calendar days after the receipt of the notice from the Company, which request will state the Holder's intent to sell all of the Warrant Shares then owned by the Holder, the Company will use its reasonable efforts to register such Warrant Shares under the same registration statement otherwise being filed by the Company. The Company will use reasonable efforts to cause such registration to become and remain effective so long as the Company keeps such registration effective as to such other Common Stock
     being sold for the account of the Company.    All Warrant
     Shares registered pursuant to this paragraph 5 must be offered for sale in the public offering by the same under-writer or underwriters that are offering the other shares of the Common Stock being registered. The Company may withdraw the registration statement at any time before it becomes effective or postpone the offering without obligation to or the consent of the Holder.

     5.1 Shares Includible. The Company will not be required to include any of the Warrant Shares in any such registration statement unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the managing under-writer or underwriters, and then only in such quantity as will not, in the opinion of the man-aging underwriters, jeopardize the success of the offering by the Company. If the total amount of Warrant Shares requested to be included in the registration statement by the Holder and other shareholders of the Company that request the inclusion of securities of the Company in such registration statement (the "Other Shareholders") exceeds the amount of securities that the managing underwriters reasonably believe compatible with the success of the offering, the Company will be required to include only so many of the Warrant Shares held by the Holder and other securities of the Company held by the Other Shareholders as the managing underwriters believe will not jeopardize the success of the offering. In such event, the Warrant Shares and other securities of the Company held by the other Shareholders to be included will be apportioned pro rata among the Holder and the Other Shareholders according to the amounts of Warrant Shares and other securities of the Company held by the Other Shareholders so requested to be included in the registration statement or in such other proportions as mutually agreed by the Holder and the Other Shareholders. No reduction will be made with respect to the securities offered by the Company or any shareholders whose shares are included in such registration statement other than pursuant to piggyback registration rights.

      5.2 Expiration of Right. The right to participate in a registration with the Company pursuant to paragraph 5 will be exercisable by the Holder only on one (1) occasion. The Holder's rights under this paragraph 5 will expire and terminate at the earlier of (a) the date the Holder receives from counsel for the Company a written opinion of such counsel that the Holder has the right, pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), to sell as of the date of such opinion, any portion of the Warrant Shares then held and/or purchasable upon the exercise of this Warrant by the Holder or (b) upon a registration statement being declared effective by the Commission in which the Company has included at least fifty percent (50%) of the Warrant Shares within the coverage of such registration statement.

     5.3 Actions by Company. Whenever the Company includes Warrant Shares in a registration statement, the Company will (a) furnish the Holder of Warrant Shares included in such registration statement and each underwriter of such Warrant Shares the number of copies of a current prospectus, including the preliminary prospectus, conforming to the requirements of Section 10 of the Act (and such other documents as each such Holder or each such underwriter may reasonably request), as such Holder(s) and underwriter(s) may reasonably require in order to effectuate the offer and sale of the Warrant Shares included in such registration statement; (b) use its reasonable efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions which the Company deems appropriate or necessary; provided, however, that the Company will not be obligated to register or qualify any Warrant Shares under those "blue sky" securities laws which the Company deems are unduly burdensome in connection with such registration or qualification of Warrant Shares in such state; and (c) take such other actions as may be reasonably necessary or advisable to enable such Holder(s) and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holder(s) reasonably requests that the Warrant Shares be sold; provided, however, that the Company will not be required to qualify as a foreign corporation or broker-dealer in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Warrant Shares.

     5.4 Payment of Expenses. The Company will pay all expenses incurred in connection with any registration of the offer and sale of the Warrant Shares pursuant to the provisions paragraph 5 of this Agreement, except the Holder will pay (a) all underwriting discounts and concessions, brokerage commissions, applicable insurance and transfer taxes relating to the sale of the Warrant Shares, and (b) all fees and expenses incurred by counsel for the Holder in connection with such registration.

     6. Indemnification. If the Company includes any Warrant Shares in a registration statement filed by the Company with the Commission, the Company and the Holder agree as follows:

     6.1 By the Company. Except provided in paragraph 6.1.2, the Company will indemnify and hold harmless the Holder and each other entity or person, if any, controlling the Holder (a "Controlling Person") within the meaning of either
               Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against any Stockholder Liability (as defined below) to which the Holder or the Controlling Party becomes subject under the Act.

                              i. Stockholder Liability. As used in this paragraph 6.1 and subject to paragraph 6.1.2 below, the term "Stockholder Liability" means any losses, claims, damages or liabilities under the Act with respect to the registration statement, including any preliminary prospectus or final prospectus and any amendments or supplements thereto, arising out of or based upon (a) any untrue or alleged untrue statement of material fact contained therein or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                              ii. Exception to Indemnity. The indemnity agreement contained in paragraph 6.1 will not apply to (a) amounts paid in settlement of any Stockholder Liability if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld or (b) any Stockholder
                    Liability to the extent that the Stockholder
                    Liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in connection with the registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon, and in conformity with, written information furnished to the Company for use in connection with the registration statement by the Holder or Controlling Party.

                    b. By the Holder. Except as otherwise provided in paragraph 6.2.2, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement that includes Warrant
               Shares, each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, and each agent and underwriter for the Company against any Company Liability (as defined below) to which the Company or any such director, officer, Controlling Person, agent or underwriter may become subject under the Act.

               i.        Company Liability.  As used in this paragraph
                    6.2 and subject to paragraph 6.2.2 below, the term "Company Liability" means any losses, claims, damages or liabilities with respect to the registration statement, including any preliminary or final prospectus and any amendments or supplements thereto, arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained therein; or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon, and in conformity with, written information furnished by, or on behalf of, the Holder for use in connection with such registration statement.

                              ii. Exception to Indemnity. The indemnity agreement contained in this paragraph 6.2 will not apply to amounts paid in settlement of any Company Liability if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld. The indemnification obligation of the Holder will be limited to an amount equal to the proceeds to the Holder of the Warrant Shares sold pursuant to the registration statement.

     7. Indemnification Procedure. Upon receipt of notice of the commencement of any action, a person (an "Indemnified Party") entitled to indemnification pursuant to paragraph 6 of this Warrant will notify in writing the indemnifying party if a claim in respect thereof is to be made against the indemnifying party under paragraph 6. The failure to notify promptly the indemnifying party will relieve the indemnifying party from any liability to the Indemnified
     Party under paragraph 6.

                    a. Defense by Indemnifying Party. If any action is brought against an Indemnified Party and the Indemnified Party notifies the indemnifying party of the commencement of such action, the indemnifying party will have the option to assume all or any part of the defense of such action, either alone or jointly with any other indemnifying party. If the indemnifying party assumes all or any part of such defense, the indemnifying party's counsel will be reasonably satisfactory to the Indemnified Party. After notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such action, the indemnifying party will not be liable to the Indemnified Party under paragraph 6 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such action, except as provided in paragraph 7.2.

                    b. Expenses; Conflict. The Indemnified Party will have the right to participate in the defense of, and to employ separate counsel in, any action in which the indemnifying party assumes the defense.
               The fees and expenses of such counsel will be paid by the Indemnified Party, except that the indemnifying party will pay such reasonable fees and expenses of such counsel if, subject to the limitations contained in paragraph 7.3 below: (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party and the indemnifying party has agreed, in writing, to pay such fees and expenses, or (b) an Indemnified Party or parties and the indemnifying party are the named parties to any such action (including any impleaded parties) and
               (i) the Indemnified Party has been advised by counsel for the indemnifying party that there are defenses available to the Indemnified Party that the indemnifying party or its counsel refuses to accept or (ii) counsel for the indemnifying party reasonably determines that there may be a conflict between the position of the indemnifying party and the Indemnified Party in conducting the defense of such action. In the event of (b) above, counsel for the Indemnified Party (at the indemnifying party's expense) will be entitled to conduct only that part of the Indemnified Party's or parties' defense that counsel for the indemnifying party declines to, or cannot, conduct because of the foregoing reasons.

                    c. Counsel for Indemnifying Parties. The indemnifying party or parties will not, in connection with any one such action or separate, but substantially similar or related actions in the same jurisdiction and arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Party or parties.

     8.        Representations; Investment Intent; Transferability.
     By acceptance of this Warrant, the Holder represents and warrants that (a) no public distribution of this Warrant or the Warrant Shares will be made in violation of the provisions of the Act, and (b) during such period as delivery of a prospectus with respect to this Warrant or the Warrant Shares may be required by the Act, no public distribution of this Warrant or the Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Holder further agrees that if any distribution of this Warrant or any of the Warrant Shares is proposed to be made otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action will be taken only after receipt by the Company of an opinion of its counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, as a condition to the transfer of this Warrant, any transferee of this Warrant will deliver to the Company the transferee's written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

                    a. Investment Intent; Legend. By acceptance of this Warrant, the Holder represents and warrants that this Warrant is being acquired, and all Warrant
               Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of the Holder and not with a view to the fractionalization and distribution thereof, and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations promulgated thereunder. The Holder represents and warrants that neither this Warrant nor any of the Warrant
               Shares may be sold or transferred except under cover of a registration statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion of counsel reasonably satisfactory to the Company that registration under the Act is not required in connection with such sale or transfer. Any
               Warrant Shares issued upon exercise of this Warrant will bear a legend to the following effect:

                              The securities represented by this
               certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under applicable state securities laws, and are restricted securities within the meaning of the Act.
               Such securities may not be sold or
               transferred, except pursuant to a
               registration statement under such Act and qualification under applicable state securities laws which are effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that registration and qualification are not required under applicable federal or state securities laws or an exemption is available therefrom.

                    b. Restriction on Transfer Under the Act. The Holder understands that under the Act, this Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition of the Warrant or the Warrant
               Shares. The Holder agrees that the Company may refuse to permit the sale, transfer or disposition of this Warrant or any of the Warrant Shares unless there is in effect a registration statement under the Act and any applicable state securities law covering such transfer or the Holder furnishes an opinion of counsel, reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

     9. Nasdaq; Boston Stock Exchange. Notwithstanding anything herein to the contrary, this Warrant may not be exercised by the Holder until the Company has listed the Warrant Shares with the National Association of Securities Dealers Automated Quotation system ("Nasdaq") and the Boston Stock Exchange (the "Exchange"). The Company will use reasonable efforts to list the Warrant Shares with the Nasdaq and the Exchange.

     10. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company will execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

     11. Warrant Holder Not Shareholder. Prior to the exercise of this Warrant pursuant to the terms hereof, this Warrant will not confer upon the Holder (a) any right to vote the Warrant Shares or to consent to or receive notice as a shareholder of the Company with respect to any matters whatsoever or (b) any other rights or liabilities as a shareholder.

     12. Notices. Except as otherwise specified herein, all notices, requests, demands and other communications required or desired to be given hereunder will only be effective if given in writing, by hand or fax, by certified or registered mail, return receipt requested, postage prepaid, or by U. S. Express Mail service, or by private overnight mail service (e.g., Federal Express). Any such notice will be deemed to have been given (a) on the business day actually received if given by hand or by fax, (b) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (c) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices will be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this paragraph to:

     If to the Company:       Perma-Fix Environmental
                              Services, Inc.
                              1940 Northwest 67th Place
                              Gainesville, Florida  32653
                              Attention: Dr. Louis F. Centofanti

     If to the Holder:        Keith Fetter
                              Piedmont Consulting, Inc.
                              3131 Piedmont Road, Suite 205
                              Atlanta, Georgia  30305

     13. Headings. The headings of this Warrant are inserted as a matter of convenience and will not affect the construction or interpretation hereof.

     14. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     15. Survival of Representations. All representations and warranties contained herein will survive the execution of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be affixed hereto and attested by its Secretary this 25th day of July, 1997.

                              PERMA-FIX ENVIRONMENTAL
                              SERVICES, INC.



                              By:________________________
                                 Dr. Louis F. Centofanti,
                                 President

                              (the "Company")


                              __________________________________
                              KEITH FETTER, an individual

                              ("the Holder")




























MBEN\N-P\PESI\WARRANTS\JULY97.4
                                SUBSCRIPTION

          The undersigned, ____________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _____________ shares of the Common Stock of Perma-Fix Environmental Services, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated: _______________   Signature __________________________

                         Address ____________________________



                            ASSIGNMENT

          FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto _______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________, attorney, to transfer said Warrant on the books of Perma-Fix Environmental Services, Inc.


Dated: _______________   Signature __________________________

                         Address ____________________________



                        PARTIAL ASSIGNMENT

          FOR VALUE RECEIVED ___________________ hereby assigns and transfers unto ___________________________ the right to purchase ___________ shares of the Common Stock of Perma-Fix Environmental Services, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of Perma-Fix Environmental Services, Inc.


Dated: _______________   Signature __________________________

                         Address ____________________________


MBEN\N-P\PESI\WARRANTS\JULY97.4